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                                                                    EXHIBIT 23.4


MOSS ADAMS LLP




We hereby consent to the use in the Prospectus constituting part of this Registration Statement on the amended Form S-4 of West Coast Bancorp, of our report dated January 17, 1996, relating to the financial statements of Vancouver Bancorp which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Moss Adams LLP
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Portland, Oregon
June 5, 1996
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                            [MOSS-ADAMS LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Vancouver Bancorp

We have audited the accompanying consolidated balance sheets of Vancouver Bancorp as of December 31, 1995 and 1994, and the related consolidated statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of Vancouver Bancorp's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vancouver Bancorp as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years ended in conformity with generally accepted accounting principles.

As disclosed in Note 1 to the consolidated financial statements, Vancouver Bancorp changed its method of accounting for certain investment securities during 1994.

/s/ Moss Adams LLP
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Portland, Oregon
January 17, 1996




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NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES -- (CONTINUED)

        Accrued interest -- The carrying amounts of accrued interest approximate their fair values.

        Off-balance-sheet instruments -- The Bank's off-balance-sheet instruments include unfunded commitments to extend credit and standby letters of credit. The Bank does not participate in loan sale transactions and, therefore, has no experience nor expertise in determining the value of unfunded commitments. Furthermore, management is unaware of any source that could provide the Bank with relevant data regarding the fair value of similar off-balance-sheet financial instruments within the market area. Therefore, the fair value of these instruments is not considered practicable to estimate because of the lack of quoted market prices and the inability to estimate fair value without incurring excessive costs. Management believes the fair value of off-balance-sheet instruments is immaterial to the consolidated financial statements taken as a whole.

        (k) Statement of cash flows -- Cash equivalents are generally short-term investments with a maturity of three months or less. Cash and cash equivalents normally include cash on hand and amounts due from banks.

        (l) Reclassifications -- Certain reclassifications have been made to the 1994 financial statements to conform with current year presentations.

        (m) Unaudited interim financial data -- The interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the interim consolidated financial statements include all normal recurring adjustments and accruals necessary for fair presentation of financial position and results of operations for the interim periods included herein. The results of operations for the three months ended March 31, 1996, are not necessarily indicative of results to be anticipated for the year ending December 31, 1996.